Exhibit 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2011 RESULTS

Quarterly Net Revenues Grew 27.1%; Quarterly Direct and Assumed Written Premiums Climb 14.7%;
Quarterly Operating Expenses Stable at $18.2 million

Jacksonville, FL - March 1, 2012 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company providing distribution and administration services and insurance-related products, today reported results for the fourth quarter and full year ended December 31, 2011:

•	Fourth quarter net revenues increased 27.1% YOY to $30.3 million

•
Continued strong direct and assumed written premiums for the fourth quarter and full year of $94.2 million and $336.2 million, respectively, in Payment Protection, net of a $2.7 million assumption reinsurance transaction in both periods

•	Operating expenses for the fourth quarter were $18.2 million, consistent with the third quarter of 2011

•	Diluted earnings per share (EPS) for the fourth quarter were $0.25 on a GAAP basis and $0.27 on a non-GAAP basis

•	Fourth quarter adjusted EBITDA increased 22.6% YOY to $12.6 million and adjusted EBITDA margin was 41.5%

•	Through December 31, 2011, the Company repurchased 471,554 shares for a total cost of $2.6 million as part of its $10 million stock repurchase program

“In 2011, we delivered solid year over year top line growth, posted record high direct and assumed written premiums, and successfully executed on our cost control goals,” said Richard S. Kahlbaugh, Chairman and Chief Executive Officer of Fortegra. “It was an important year for Fortegra, as we completed our first year as a public company, advanced our growth strategy and acquired multiple businesses As we look ahead to 2012, our recently acquired direct response marketing operation, Pacific Benefits Group (PBG), provides Fortegra with the technologies, expertise and experience to maximize per-client revenue and facilitate cross-selling opportunities throughout the Company. We have the pieces in place to deliver sustainable growth for our shareholders in years to come.”

Fourth Quarter Results
Total revenues increased 20.4% to $60.3 million for the fourth quarter of 2011, compared to $50.1 million for the fourth quarter of 2010. Net revenues (total revenues less net losses and loss adjustment and commissions expenses) increased 27.1% to $30.3 million for the fourth quarter of 2011, compared to $23.8 million for the prior-year period.

Net income for the fourth quarter 2011 was $5.2 million, or $0.25 per diluted share, compared to $4.5 million, or $0.25 per diluted share, for the quarter ended December 31, 2010. Adjusted net income for the fourth quarter of 2011 was $5.6 million, or $0.27 per diluted share, compared to adjusted net income of $4.7 million, or $0.26 per diluted share, for the prior-year period.

Adjusted EBITDA for the fourth quarter of 2011 was $12.6 million, compared to $10.2 million for the fourth quarter of 2010 and compared to $10.7 million in the third quarter of 2011. Adjusted EBITDA margin for the fourth quarter of 2011 was 41.5%, compared to 43.0% for the prior-year period and 37.2% in the third quarter of 2011.

Full Year 2011 Results
For the twelve months ended December 31, 2011, total revenues increased 10.3% to $225.3 million compared to $204.3 million for the prior-year period. Net revenues increased 16.3% to $113.1 million for the twelve months ended December 31, 2011 compared to $97.3 million for the prior-year period.

Net income was $14.5 million, or $0.68 per diluted share, for the twelve months ended December 31, 2011 compared to $16.2 million, or $0.94 per diluted share, for the prior-year period. Net income included $2.5 million and $1.6 million in one-time charges respectively for the twelve months ended December 31, 2011 and December 31, 2010. Excluding these one-time items, net income for the twelve months ended December 31, 2011 was $17.0 million, or $0.80 per diluted share, compared to $17.8 million, or $1.03 per diluted share for the prior-year period.

Adjusted EBITDA for the twelve months ended December 31, 2011 was $40.1 million, compared to $40.1 million for the prior-year period. Adjusted EBITDA margin for the twelve months ended December 31, 2011 was 35.5%, compared to 41.3% for the prior-year period.

Segment Results
Payment Protection
Net revenues for the Payment Protection segment increased 18.4% to $16.7 million in the fourth quarter of 2011, compared to $14.1 million for the prior-year period. The increase was driven by strong premium volume growth, and the impact of the Auto Knight Motor Club acquisition which contributed $0.7 million in additional revenues. For the twelve months ended December 31, 2011, revenues for the Payment Protection segment increased 19.1% to $60.5 million, compared to $50.8 million for the prior-year period. The increase was primarily driven by the impact of the three car club acquisitions which contributed $6.9 million.

EBITDA for the Payment Protection segment was $9.3 million for the fourth quarter of 2011, compared to $8.2 million for the prior-year period. For the twelve months ended December 31, 2011, EBITDA for the Payment Protection segment was $27.8 million, compared to $27.3 million for the prior-year period. EBITDA for the Payment Protection segment included $1.3 million and $1.8 million in transaction costs and other one-time expenses for the twelve months ended December 31, 2011 and 2010, respectively. Excluding these one-time expenses, adjusted EBITDA for the Payment Protection segment was $29.1 million for both the twelve months ended December 31, 2011 and 2010.

Adjusted EBITDA margin for the Payment Protection segment was 56.7% for the fourth quarter of 2011, compared to 59.7% for the prior-year period and 47.3% during the third quarter of 2011. For the twelve months ended December 31, 2011, adjusted EBITDA margin for the Payment Protection segment was 48.0%, compared to 57.2% in the prior-year period.

Business Process Outsourcing (BPO)
Net revenues for the BPO segment increased 29.8% to $4.5 million for the fourth quarter of 2011, compared to $3.5 million for the fourth quarter of 2010. For the twelve months ended December 31, 2011, revenues for the BPO segment decreased 8.7% to $15.6 million, compared to $17.1 million for the prior-year period. The full year over year decrease in revenue was primarily due to regulatory changes that continue to impact production at one of the segment's clients.

Adjusted EBITDA for the BPO segment decreased 26.1% to $1.1 million for the fourth quarter of 2011 compared to $1.5 million for the prior-year period. For the twelve months ended December 31, 2011, adjusted EBITDA for the BPO segment decreased 43.5% to $4.1 million compared to $7.3 million for the prior-year period, primarily related to the decrease in revenue.

Adjusted EBITDA margin for the BPO segment was 24.4% for the fourth quarter of 2011, compared to 42.8% for the prior-year period and 29.2% during the third quarter of 2011. For the twelve months ended December 31, 2011, adjusted EBITDA margin for the BPO segment was 26.5%, compared to 42.8% in the prior-year period.

Brokerage
Net revenues for the Brokerage segment increased 45.3% to $9.1 million for the fourth quarter of 2011 compared to $6.3 million in the fourth quarter of 2010, primarily due to $3.0 million in fees from the acquisition of eReinsure. For the twelve months ended December 31, 2011, revenues for the Brokerage segment increased 26.1% to $37.0 million compared to $29.4 million for the prior-year period due to $8.8 million in fees from the acquisition of eReinsure.

Adjusted EBITDA for the Brokerage segment increased to $2.0 million for the fourth quarter of 2011, compared to $0.4 million for the prior-year period, primarily due to the acquisition of eReinsure. For the twelve months ended December 31, 2011, adjusted EBITDA for the Brokerage segment increased 47.1% to $8.7 million, compared to $5.9 million for the prior-year period.

Adjusted EBITDA margin for the Brokerage segment was 22.1% for the fourth quarter of 2011, compared to 6.8% for the prior-year period and 23.8% during the third quarter of 2011. For the twelve months ended December 31, 2011, adjusted EBITDA margin for the Brokerage segment was 23.5%, compared to 20.1% in the prior-year period.

Balance Sheet
Total invested assets and cash amounted to $127.1 million as of December 31, 2011 compared to $110.6 million as of September 30, 2011. Cash and cash equivalents increased to $31.3 million from $23.1 million as of September 30, 2011. Unearned premiums were $227.9 million as of December 31, 2011 compared to $217.0 million as of September 30, 2011. Total debt outstanding as of December 31, 2011 was $108.0 million compared to $99.0 million as of September 30, 2011. Stockholder's equity increased to $132.3 million as of December 31, 2011 compared to $130.5 million as of September 30, 2011.

In November 2011, the Company's Board of Directors approved a share repurchase program for up to $10 million. Under this program and through December 31, 2011, the Company repurchased 471,554 shares for a total cost of $2.6 million.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its fourth quarter and full year 2011 results tomorrow at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website, http://www.fortegra.com. A replay of the call will be available beginning March 2, 2012 at 11:30 a.m. ET and ending on March 9, 2012 11:59 p.m. ET on the company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The passcode for the replay is 388579.

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies, primarily in the United States. It sells services and products directly to businesses rather than directly to consumers. Fortegra's brands include Life of the South®, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM, Bliss & GlennonTM and eReinsureTM.

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period. Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the

"Investor Relations" section under "SEC Filings" at http://www.fortegra.com.

Contacts:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

Stephanie Marks
212-867-1762
smarks@lazarpartners.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

(Unaudited)	For the Three Months Ended		For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues:
Service and administrative fees	$10,159	$8,098	$38,200	$34,145
Brokerage commissions and fees	8,710	5,452	34,396	24,620
Ceding commission	8,067	6,299	29,495	28,767
Net investment income	732	1,274	3,368	4,073
Net realized gains	1,770	494	4,193	650
Net earned premium	30,857	28,388	115,503	111,805
Other income	32	110	170	230
Total revenues	60,327	50,115	225,325	204,290
Net losses and loss adjustment expenses	9,611	8,949	37,949	36,035
Commissions	20,465	17,372	74,231	71,003
Net Revenues	30,251	23,794	113,145	97,252

Expenses:
Personnel costs (includes non-cash stock based compensation of $61 and $48 for the Three Months Ended December 31, 2011 and 2010, respectively, and $609 and $167 for the Twelve Months Ended December 31, 2011 and 2010, respectively)	11,182	8,422	44,547	36,361
Other operating expenses (includes non-cash stock based compensation of $79 and $9 for the Three Months Ended December 31, 2011 and 2010, respectively, and $154 and $9 for the Twelve Months Ended December 31, 2011 and 2010, respectively)	7,031	5,346	30,362	22,873
Depreciation	794	406	3,077	1,396
Amortization of intangibles	1,524	886	4,952	3,232
Interest expense	1,779	2,342	7,641	8,464
Loss on sale of subsidiary	—	—	477	—
Total expenses	22,310	17,402	91,056	72,326
Income before income taxes and non-controlling interest	7,941	6,392	22,089	24,926
Income taxes	2,742	1,831	7,745	8,703
Income before non-controlling interest	5,199	4,561	14,344	16,223
Less: net income (loss) attributable to non-controlling interest	1	51	(170)	20
Net income	$5,198	$4,510	$14,514	$16,203

Earnings per share:
Basic	$0.25	$0.28	$0.71	$1.02
Diluted	$0.25	$0.25	$0.68	$0.94
Weighted average common shares outstanding:
Basic	20,343,038	16,483,626	20,352,027	15,929,181
Diluted	20,955,690	17,703,334	21,265,801	17,220,029

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share Amounts)

(Unaudited)	December 31, 2011	December 31, 2010
Assets:
Investments:
Fixed maturity securities available-for-sale at fair value	$93,509	$85,786
Equity securities available-for-sale at fair value	1,219	1,935
Short-term investments	1,070	1,170
Total investments	95,798	88,891
Cash and cash equivalents	31,339	43,389
Restricted cash	14,180	15,722
Accrued investment income	929	880
Notes receivable	3,603	1,485
Other receivables	29,345	25,473
Reinsurance receivables	194,740	169,382
Deferred acquisition costs	62,687	65,142
Property and equipment, net	15,529	11,996
Goodwill	108,797	74,047
Other intangibles, net	47,022	39,997
Other assets	5,943	5,505
Total assets	$609,912	$541,909

Liabilities:
Unpaid claims	$32,583	$32,693
Unearned premiums	227,929	210,430
Policyholder account balances	28,040	—
Accrued expenses, accounts payable and other liabilities	35,283	41,844
Deferred revenue	20,781	25,611
Notes payable	73,000	36,713
Preferred trust securities	35,000	35,000
Redeemable preferred stock	—	11,040
Deferred income taxes	25,019	24,691
Total liabilities	477,635	418,022

Stockholders' Equity:
Preferred stock, par value $0.01; 10,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 150,000,000 shares authorized; 20,561,328 and 20,256,735 shares issued at December 31, 2011 and 2010, respectively, including shares in treasury	206	203
Treasury stock, at cost, 516,132 shares and 44,578 shares at December 31, 2011 and 2010, respectively	(2,728)	(176)
Additional paid-in capital	96,199	95,556
Accumulated other comprehensive (loss) income, net of tax benefit (expense) of $944 and $(1,235), in 2011 and 2010, respectively	(1,754)	2,293
Retained earnings	39,822	25,308
Stockholders' equity before non-controlling interest	131,745	123,184
Non-controlling interest	532	703
Total stockholders' equity	132,277	123,887
Total liabilities and stockholders' equity	$609,912	$541,909

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

(Unaudited)	For the Three Months Ended		For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Segment Net Revenue
Payment Protection
Service and administrative fees	$5,276	$3,887	$19,980	$12,459
Ceding commission	8,067	6,299	29,495	28,767
Net investment income	732	1,234	3,368	4,033
Net realized gains	1,770	494	4,193	650
Other income	32	87	170	151
Net earned premium	30,857	28,388	115,503	111,805
Net losses and loss adjustment expenses	(9,611)	(8,949)	(37,949)	(36,035)
Commissions	(20,465)	(17,372)	(74,231)	(71,003)
Total Payment Protection	16,658	14,068	60,529	50,827
BPO	4,496	3,464	15,584	17,069
Brokerage
Brokerage commissions and fees	8,710	5,576	34,396	24,739
Service and administrative fees	387	686	2,636	4,617
Total Brokerage	9,097	6,262	37,032	29,356
Total	30,251	23,794	113,145	97,252

Operating Expenses
Payment Protection	7,327	5,853	32,736	23,573
BPO	3,434	2,005	11,598	10,002
Brokerage (1)	7,452	5,842	29,289	23,529
Corporate	—	68	1,763	2,130
Total	18,213	13,768	75,386	59,234

EBITDA
Payment Protection	9,331	8,215	27,793	27,254
BPO	1,062	1,459	3,986	7,067
Brokerage (1)	1,645	420	7,743	5,827
Corporate	—	(68)	(1,763)	(2,130)
Total	12,038	10,026	37,759	38,018

Depreciation and Amortization
Payment Protection	1,001	970	4,205	2,352
BPO	300	(113)	1,124	598
Brokerage	1,017	435	2,700	1,678
Total	2,318	1,292	8,029	4,628

Interest
Payment Protection	1,027	1,959	4,649	7,197
BPO	161	109	419	433
Brokerage	591	274	2,573	834
Total	1,779	2,342	7,641	8,464

Income before income taxes and non-controlling interest
Payment Protection	7,303	5,286	18,939	17,705
BPO	601	1,463	2,443	6,036
Brokerage (1)	37	(289)	2,470	3,315
Corporate	—	(68)	(1,763)	(2,130)
Total income before income taxes and non-controlling interest	7,941	6,392	22,089	24,926
Income Taxes	2,742	1,831	7,745	8,703
Less: net income (loss) attributable to non-controlling interest	1	51	(170)	20
Net income	$5,198	$4,510	$14,514	$16,203

(1) - Includes loss on sale of subsidiary of $477 for the year ended December 31, 2011.

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

Reconciliation of Segment Net Revenue and EBITDA to Total Revenue and Net Income	For the Three Months Ended		For the Years Ended
(Unaudited)	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue
Payment Protection	$16,658	$14,068	$60,529	$50,827
BPO	4,496	3,464	15,584	17,069
Brokerage	9,097	6,262	37,032	29,356
Segment net revenue	30,251	23,794	113,145	97,252
Net losses and loss adjustment expenses	9,611	8,949	37,949	36,035
Commissions	20,465	17,372	74,231	71,003
Total revenue	60,327	50,115	225,325	204,290

Operating Expenses
Payment Protection	7,327	5,853	32,736	23,573
BPO	3,434	2,005	11,598	10,002
Brokerage (1)	7,452	5,842	29,289	23,529
Corporate	—	68	1,763	2,130
Total Operating Expenses	18,213	13,768	75,386	59,234
Net losses and loss adjustment expenses	9,611	8,949	37,949	36,035
Commissions	20,465	17,372	74,231	71,003
Total expenses before depreciation, amortization and interest	48,289	40,089	187,566	166,272

EBITDA
Payment Protection	9,331	8,215	27,793	27,254
BPO	1,062	1,459	3,986	7,067
Brokerage (1)	1,645	420	7,743	5,827
Corporate	—	(68)	(1,763)	(2,130)
Total	12,038	10,026	37,759	38,018

Depreciation and amortization
Payment Protection	1,001	970	4,205	2,352
BPO	300	(113)	1,124	598
Brokerage	1,017	435	2,700	1,678
Total	2,318	1,292	8,029	4,628

Interest
Payment Protection	1,027	1,959	4,649	7,197
BPO	161	109	419	433
Brokerage	591	274	2,573	834
Total	1,779	2,342	7,641	8,464

Income before income taxes and non-controlling interest
Payment Protection	7,303	5,286	18,939	17,705
BPO	601	1,463	2,443	6,036
Brokerage (1)	37	(289)	2,470	3,315
Corporate	—	(68)	(1,763)	(2,130)
Total Income before income taxes and non-controlling interest	7,941	6,392	22,089	24,926
Income taxes	2,742	1,831	7,745	8,703
Less: net income (loss) attributable to non-controlling interest	1	51	(170)	20
Net income	$5,198	$4,510	$14,514	$16,203

(1) - Includes loss on sale of subsidiary of $477 for the year ended December 31, 2011.

We present EBITDA and Adjusted EBITDA in this Earning Release to provide investors with a supplemental measure of our operating performance and, in the case of Adjusted EBITDA, information utilized in the calculation of the financial covenants under our revolving credit facility and in the determination of compensation. EBITDA, as used in this Earnings Release is defined as net income before interest expense, income taxes, non-controlling interest and depreciation and amortization. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA, as used in this Earnings Release, means "Consolidated Adjusted EBITDA" as that term is defined under our revolving credit facility, which is generally consolidated net income before consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated tax expense, in each case as defined more fully in the agreement governing our revolving credit facility. The other items excluded in this calculation include, but are not limited to, specified acquisition costs and unusual or non-recurring charges. The calculation below does not give effect to certain additional adjustments that are permitted under our revolving credit facility which, if included, would increase the amount reflected in this table.

We believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in industries similar to ours. Adjusted EBITDA is also used by management to measure operating performance and by investors to measure a company's ability to service its debt and other cash needs. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States, or U.S. GAAP. Accordingly, they should not be used as an indicator of, or alternative to, net income as a measure of operating performance. Although we use EBITDA and Adjusted EBITDA as measures to assess the operating performance of our business, EBITDA and Adjusted EBITDA have significant limitations as analytical tools because they exclude certain material costs. For example, they do not include interest expense, which has been a necessary element of our costs. Since we use capital assets, depreciation expense is a necessary element of our costs and ability to generate service revenues. In addition, the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of this measure. EBITDA and Adjusted EBITDA also do not include the payment of taxes, which is also a necessary element of our operations. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.  The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods presented:

(Unaudited, all amounts in thousands)	For the Three Months Ended		For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income	$5,198	$4,510	$14,514	$16,203
Depreciation	794	406	3,077	1,396
Amortization of intangibles	1,524	886	4,952	3,232
Interest expense	1,779	2,342	7,641	8,464
Income taxes	2,742	1,831	7,745	8,703
Net income (loss) attributable to non-controlling interest	1	51	(170)	20
EBITDA	12,038	10,026	37,759	38,018
Transaction costs (a)	160	98	989	486
Corporate governance study	—	—	248	—
Relocation expenses	—	—	207	—
Statutory audits	—	—	98	—
Loss on sale of subsidiary	—	—	477	—
Legal	360	—	360
Re-audit expenses	—	116	—	1,644
Adjusted EBITDA	$12,558	$10,240	$40,138	$40,148

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

(Unaudited)	For the Three Months Ended		For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011		December 31, 2010
Net income	$5,198	$4,510	$14,514		$16,203
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions	160	98	989		486
Corporate governance study	—	—	161		—
Relocation expenses	—	—	134		—
Statutory audits	—	—	64		—
Loss on sale of subsidiary	—	—	309		—
Re-audit expenses	—	83	—		1,070
Legal	236	—	234		—
Retirement of debt	—	—	560	4	—
Total Non-GAAP adjustments, net of tax	396	181	2,451		1,556
Net income - Non-GAAP basis	$5,594	$4,691	$16,965		$17,759

Earnings per share - basic	$0.25	$0.28	$0.71		$1.02
Non-GAAP adjustments, net of tax	0.02	0.01	0.12		0.10
Non-GAAP Earnings per common share - basic	$0.27	$0.29	$0.83		$1.12

Earnings per share - diluted	$0.25	$0.25	$0.68		$0.94
Non-GAAP adjustments, net of tax	0.02	0.01	0.12		0.09
Non-GAAP Earnings per common share - diluted	$0.27	$0.26	$0.80		$1.03

Weighted average common shares outstanding:
Basic	20,343,038	16,483,626	20,352,027		15,929,181
Diluted	20,955,690	17,703,334	21,265,801		17,220,029